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   As filed with the Securities and Exchange Commission on December 13, 1999.

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             ----------------------

                                 TRUETIME, INC.
             (Exact name of registrant as specified in its charter)


                         DELAWARE                                                 94-3343279
         (State of incorporation or organization)                    (I.R.S. Employer Identification No.)

                      2835 DUKE COURT
                      SANTA ROSA, CA                                                 95407
         (Address of principal executive offices)                                 (Zip Code)

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        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

                                      NONE

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Securities Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Securities Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

  Securities Act registration statement file number to which this form relates:

                                    333-90269


        Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                                (Title of class)


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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The securities to be registered are shares of Common Stock, par value $.01 per share (the "Common Stock"), of TrueTime, Inc. (the "Registrant"). A description of the Common Stock is set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90269), as amended, which has been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), and will be included in a form of prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933. Such prospectus and description is incorporated herein by reference.


ITEM 2.        EXHIBITS.

          1.1 Registrant's Registration Statement on Form S-1 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form S-1 (Reg. No. 333- 90269), filed with the Commission on November 3, 1999).

          1.2 Amendment No. 1 to Registrant's Registration Statement on Form S-1 (incorporated by reference to the entirety of Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90269), filed with the Commission on December 2, 1999).

          4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90269), filed with the Commission on November 3, 1999).

          4.2  Bylaws of the Registrant (incorporated by reference to Exhibit
               3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90269), filed with the Commission on November 3, 1999).

          4.3 Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Registrant's Registration Statement on Form S-1 (Reg. No. 333-90269), filed with the Commission on December 2, 1999).

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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        TRUETIME, INC.


                                        By:      /s/ ELIZABETH A. WITHERS
                                           -------------------------------------
                                                     Elizabeth A. Withers
                                           President and Chief Executive Officer


Dated December 13, 1999.